EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2007, with respect to the consolidated financial statements incorporated by reference in the Annual Report of Cheviot Financial Corp on Form 10-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Cheviot Financial Corp. on Form S-8, File Nos. 333-113919 and 333-125620.

/s/ GRANT THORNTON LLP

New York, New York
March 18, 2009